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COAST

                             LOAN AND SECURITY AGREEMENT


BORROWER:     DESTRON FEARING CORPORATION
CO-BORROWER:  FEARING MANUFACTURING CO., INC.
ADDRESS:      490 VILLAUME AVENUE
              SOUTH ST. PAUL, MN  55075

DATE:         JUNE 25, 1997

THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between COAST BUSINESS CREDIT-Registered Trademark-, a division of Southern Pacific Thrift & Loan Association ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1111, Los Angeles, California 90025, and Destron Fearing Corporation ("Borrower") and Fearing Manufacturing Co., Inc. ("Co-Borrower") herein jointly and severally liable (Borrower and Co-Borrower jointly and severally are sometimes referred to herein as "Borrowers").
Borrower and Co-Borrower have identified their chief executive office at the above address ("Borrowers' Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.  LOANS.

    1.1 LOANS. Coast will make loans to Borrowers (the "Loans"), in amounts determined by Coast in its sole discretion, up to the amounts (the "Credit Limit") shown on the Schedule, provided no Default or Event of Default has occurred and is continuing.

    1.2 INTEREST. All Loans and all other monetary Joint Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Coast's discretion, be charged to Borrowers' Joint Loan Account, and the same shall thereafter bear interest at the same rate as the other Loans. Regardless of the amount of Joint Obligations that may be outstanding from time to time, Borrowers' shall pay Coast minimum monthly interest during the term of this Agreement with respect to the Receivable Loans and the Inventory Loans in the amount set forth on the Schedule (the "Minimum Monthly Interest").

    1.3 FEES. Borrowers shall pay Coast the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Coast and are not refundable. Such fees shall be fully earned upon the initial funding of this credit facility.
    1.4 LETTERS OF CREDIT. At the request of Borrower or Co-Borrower, Coast may, in its sole discretion, arrange for the issuance of letters of credit for the account of Borrower or Co-Borrower (collectively, "Letters of Credit"), by issuing guarantees to the issuer of the letter of credit or by other means. All Letters of Credit shall be in form and substance satisfactory to Coast in its sole discretion. The aggregate face amount of all outstanding Letters of Credit from time to time shall not exceed the amount shown on the Schedule (the "Letter of Credit Sublimit"), and shall be reserved against Loans which would otherwise be available hereunder. Borrower and Co-Borrower shall pay all bank charges for the issuance of Letters of Credit. Any payment by Coast under or in connection with a Letter of Credit shall constitute a Loan hereunder on the date such payment is made. Each Letter of Credit shall have an expiry date no later than thirty days prior to the Maturity Date. Borrower and Co-Borrower hereby agree to indemnify, save, and hold Coast harmless from any loss, cost, expense, or liability, including payments made by Coast, expenses, and reasonable attorneys' fees incurred by Coast arising out of or in connection with any Letters of Credit. Borrower and Co-Borrower agree to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Coast and opened for Borrower's and Co-Borrower's account or by Coast's interpretations of any Letter of Credit issued by Coast for Borrower's and Co-Borrower's account, and Borrower and Co-Borrower understand and agree that Coast shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's or Co-Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto. Borrower and Co-Borrower understand that Letters of Credit may require Coast to indemnify the issuing bank


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COAST BUSINESS CREDIT                            LOAN AND SECURITY AGREEMENT
--------------------------------------------------------------------------------

for certain costs or liabilities arising out of claims by Borrower and/or Co-Borrower against such issuing bank. Borrower and Co-Borrower hereby agree to indemnify and hold Coast harmless with respect to any loss, cost, expense, or liability incurred by Coast under any Letter of Credit as a result of Coast's indemnification of any such issuing bank. The provisions of this Agreement, as it pertains to Letters of Credit, and any other present or future documents or agreements between Borrower and Co-Borrower and Coast relating to Letters of Credit are cumulative.

    2.   SECURITY INTEREST.

         2.1(a) GRANT OF SECURITY INTEREST BY BORROWER. To secure the payment and performance of all of the Joint Obligations when due, Borrower hereby grants to Coast a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Investment Property, Equipment, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time int he future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Borrower's Collateral").

         2.1(b) GRANT OF SECURITY INTEREST BY CO-BORROWER. To secure the payment and performance of all of the Joint Obligations when due, Co-Borrower hereby grants to Coast a security interest in all of Co-Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located:
All Receivables, Inventory, Investment Property, Equipment, and General Intangibles, including, without limitation, all of Co-Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Coast's possession (including claims and credit balances), and all proceeds of any of the foregoing (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Coast may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Co-Borrower's Collateral").

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWERS.

    In order to induce Coast to enter into this Agreement and to make Loans, Borrowers represent and warrant to Coast as follows, and Borrowers covenant that the following representations will continue to be true, and that Borrowers will at all times comply with all of the following covenants:

    3.1 CORPORATE EXISTENCE AND AUTHORITY. If Borrower and Co-Borrower are each a corporation, each of Borrower and Co-Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Borrower and Co-Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrowers. The execution, delivery and performance by Borrowers of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized,
(ii) are enforceable against Borrowers in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iii) do not violate Borrowers' respective articles or certificates of incorporation, or Borrowers' respective by-laws, or any law or any material agreement or instrument which is binding upon Borrowers or their respective property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrowers or their respective property.

    3.2 NAME; TRADE NAMES AND STYLES. The name of Borrowers set forth in the heading to this Agreement are the correct names. Listed on the Schedule are all prior names of Borrowers and all of Borrowers' present and prior trade names. Borrowers shall give Coast 30 days' prior written notice before changing their names or doing business under any other name. Borrowers have complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

    3.3  PLACE OF BUSINESS; LOCATION OF BORROWER'S AND CO-BORROWERS'
COLLATERAL. The address set forth in the heading to this Agreement is the chief executive office for Borrowers. In addition, Borrowers have places of business and Borrower's and Co-Borrower's Collateral are located only at the locations set forth on the Schedule. Borrowers will give Coast at least 30 days prior written notice before opening any additional place of business, changing the chief executive office, or moving any of the Borrower's Collateral and Co-Borrower's Collateral to a location other than Borrowers' Address or one of the locations set forth on the Schedule.


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     3.4 (a) BORROWER'S TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is
now, and will at all times in the future be, the sole owner of all the Borrower's Collateral, except for items of Equipment which are leased by Borrower. The Borrower's Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Borrower's Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Coast and the Borrower's Collateral against all claims of others. None of the Borrower's Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of Borrower's Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any of Borrower's Collateral from the leased premises. Whenever any of Borrower's Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in Borrower's Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of Borrower's Collateral now or in the future may be located.

     3.4 (b) CO-BORROWER'S TITLE TO COLLATERAL; PERMITTED LIENS. Co-Borrower is now, and will at all times in the future be, the sole owner of all the Co-Borrower's Collateral, except for items of Equipment which are leased by Co-Borrower. The Co-Borrower's Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Coast now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Co-Borrower's Collateral, subject only to the Permitted Liens, and Co-Borrower will at all times defend Coast and the Co-Borrower's Collateral against all claims of others. None of the Co-Borrower's Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Co-Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of Co-Borrower's Collateral and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any of Co-Borrower's Collateral from the leased premises. Whenever any of Co-Borrower's Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Co-Borrower shall, whenever requested by Coast, use its best efforts to cause such third party to execute and deliver to Coast, in form acceptable to Coast, such waivers and subordinations as Coast shall specify, so as to ensure that Coast's rights in Co-Borrower's Collateral are, and will continue to be, superior to the rights of any such third party. Co-Borrower will keep in full force and effect, and will comply with all the terms of, any lease of real property where any of the Co-Borrower's Collateral now or in the future may be located.

     3.5 MAINTENANCE OF COLLATERAL. Borrower and Co-Borrower will maintain Borrower's Collateral and Co-Borrower's Collateral in good working condition, and Borrower and Co-Borrower will not use the Borrower's Collateral and Co-Borrower's Collateral for any unlawful purpose. Borrowers will immediately advise Coast in writing of any material loss or damage to Borrower's Collateral and Co-Borrower's Collateral.

     3.6 BOOKS AND RECORDS. Borrowers have maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system in accordance with generally accepted accounting principles.

     3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Coast have been, and will be, prepared in conformity with generally accepted accounting principles (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrowers', at the times and for the periods therein stated. Between the last date covered by any such statement provided to Coast and the date hereof, there has been no material adverse change in the financial condition or business of Borrowers. Borrowers are now and will continue to be solvent.

     3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrowers have timely filed, and will timely file, all tax returns and reports required by foreign, federal, state and local law, and Borrowers have timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed severally by Borrowers. Borrower or Co-Borrower may, however, defer payment of any contested taxes, provided that Borrower or Co-Borrower (i) in good faith contests the obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Coast in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps



                                     -3-

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required to keep the contested taxes from becoming a lien upon any of
Borrower's Collateral or Co-Borrower's Collateral. As of the date hereof, Borrower and Co-Borrower are unaware of any claims or adjustments proposed for any of Borrower's or Co-Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower or Co-Borrower. Borrower or Co-Borrower have paid, and shall continue to pay all amounts necessary to fund each of their respective present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrowers have not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrowers, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency. Borrowers shall, at all times, utilize the services of an outside payroll service providing for the automatic deposit of all payroll taxes payable by Borrower or Co-Borrower.

     3.9 COMPLIANCE WITH LAW. Borrowers have complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower and Co-Borrower, including, but not limited to, those relating to Borrower's or Co-Borrower's ownership of real or personal property, the conduct and licensing of Borrower's or Co-Borrower's business, and environmental matters.

     3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrowers' knowledge) threatened by or against or affecting Borrower or Co-Borrower in any court or before any governmental agency (or any basis therefor known to Borrowers) which may result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower or Co-Borrower, or in any material impairment in the ability of Borrower to carry on their businesses in substantially the same manner they are now being conducted. Borrowers will promptly inform Coast in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower and/or Co-Borrower involving any single claim of $50,000 or more, or involving $100,000 or more in the aggregate.

     3.11 USE OF PROCEEDS. All proceeds of all Loans shall be used solely for lawful business purposes. Neither Borrower nor Co-Borrower is purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

4. RECEIVABLES.

     4.1 REPRESENTATIONS RELATING TO RECEIVABLES. Borrowers represent and warrant to Coast as follows: Each Receivable with respect to which Loans are requested by Borrowers shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery, and acceptance of goods or the rendition of services in the ordinary course of Borrower's and/or Co-Borrower's business.

     4.2 REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. Borrowers represent and warrant to Coast as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's and Co-Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

     4.3 SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. Borrowers shall deliver to Coast transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Coast's standard forms; provided, however, that Borrowers, failure to execute and deliver the same shall not affect or limit Coast's security interest and other rights in all of Borrower's and Co-Borrower's Receivables, nor shall Coast's failure to advance or lend against a specific Receivable affect or limit Coast's security interest and other rights therein. Joint Loan requests received after 10:30 AM will not be considered by Coast until the next Business Day.
Together with each such schedule, or later, if requested by Coast, Borrowers shall furnish Coast with copies (or, at Coast's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower and Co-Borrower warrant the genuineness of all of the foregoing. Borrowers shall also furnish to Coast aged accounts receivable trial balances in such form and at such intervals as Coast shall request. In addition, Borrowers shall deliver to Coast the originals of all



                                     -4-



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instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrowers shall also provide Coast with copies of all credit memos issued by Borrower or Co-Borrower as and when requested by Coast.

    4.4 COLLECTION OF RECEIVABLES. Borrowers shall have the right to collect each of Borrower's or Co-Borrower's Receivables, unless and until an Event of Default has occurred. Borrowers shall hold all payments on, and proceeds of, Receivables in trust for Coast, and Borrowers shall deliver all such payments and proceeds to Coast within one Business Day after receipt by Borrowers in their original form, duly endorsed to Coast, to be applied to the Joint Obligations in such order as Coast shall determine. Coast may, in its discretion, require that all proceeds of Borrower's Collateral and Co-Borrower's Collateral be deposited by Borrowers into a lockbox account, or such other "blocked account" as Coast may specify, pursuant to a blocked account agreement in such form as Coast may specify. Coast or its designee may, at any time, notify Account Debtors of Borrower and/or Co-Borrower that Coast has been granted a security interest in the Receivables.

    4.5 REMITTANCE OF PROCEEDS. All proceeds arising from the disposition of any Borrower's Collateral or Co-Borrower's Collateral shall be delivered to Coast within one Business Day after receipt by Borrowers, in their original form, duly endorsed to Coast, to be applied to the Joint Obligations in such order as Coast shall determine. Borrowers agree that they will not commingle proceeds of the Borrower's Collateral and Co-Borrower's Collateral with any of Borrower's and/or Co-Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Coast. Nothing in this Section limits the restrictions on disposition of Borrower's Collateral or Co-Borrower's Collateral set forth elsewhere in this Agreement.

    4.6 DISPUTES. Borrowers shall notify Coast promptly of all disputes or claims relating to Receivables. Borrowers shall not forgive (completely or partially), compromise or settle any of Borrower's or Co-Borrower's Receivables for less than payment in full, or agree to do any of the foregoing, except that each of Borrower or Co-Borrower may do so for their respective Receivables, provided that: (i) Borrower or Co-Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Coast on the regular reports provided to Coast; (ii) no Default or Event of Default has occurred and is continuing; and (iii) taking into account all such discounts settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Coast may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors of Borrower's and/or Co-Borrower's for amounts and upon terms which Coast considers advisable in its reasonable credit judgment and, in all cases, Coast shall credit Borrowers,- Joint Loan Account with only the net amounts received by Coast in payment of any Receivables.

    4.7 RETURNS. Provided no Event of Default has occurred and is continuing, if any Account Debtor of Borrower or Co-Borrower returns any Inventory to Borrower or Co-Borrower in the ordinary course of its business, Borrower and Co-Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower or Co-Borrower shall (i) hold the returned Inventory in trust for Coast, (ii) segregate all returned Inventory from all of Borrower's or Co-Borrower's other property, (iii) conspicuously label the returned Inventory as subject to Coast's security interest, and (iv) immediately notify Coast of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Coast's request deliver such returned Inventory to Coast.

    4.8 VERIFICATION. Coast may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrowers or Coast or such other name as Coast may choose.

    4.9 NO LIABILITY. Coast shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Coast be deemed to be responsible for any of Borrower's and/or Co-Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Coast from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWERS.


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    5.1  FINANCIAL AND OTHER COVENANTS.  Borrowers shall at all times comply with the financial and other covenants set forth in the Schedule.

    5.2 INSURANCE. Borrowers shall, at all times insure all of their respective tangible personal property Borrower's Collateral and Co-Borrower's Collateral and carry such other business insurance, with insurers reasonably acceptable to Coast, in such form and amounts as Coast may reasonably require, and Borrowers shall provide evidence of such insurance to Coast, so that Coast is satisfied that such insurance is, at all times, in full force and effect.
All liability insurance policies of Borrowers shall name Coast as an additional insured, and all property casualty and related insurance policies of Borrowers shall name Coast as a loss payee thereon and Borrowers shall cause a lenders loss payee endorsement in form reasonably acceptable to Coast. Upon receipt of the proceeds of any such insurance, Coast shall apply such proceeds in reduction of the Joint Obligations as Coast shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Coast shall release to Borrower or Co-Borrower insurance proceeds with respect to Borrower's or Co-Borrower's Equipment totaling less than $50,000, which shall be utilized by Borrower or Co-Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Coast may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower or Co-Borrower fails to provide or pay for any insurance, Coast may, but is not obligated to, obtain the same at Borrower's expense. Borrowers shall promptly deliver to Coast copies of all reports made to insurance companies.

    5.3 REPORTS. Borrowers, at their expense, shall provide Coast with the written reports set forth in the Schedule, and such other written reports with respect to Borrowers (including budgets, sales projections, operating plans and other financial documentation), as Coast shall from time to time reasonably specify.

    5.4 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one Business Day's notice, Coast, or its agents, shall have the right to inspect, audit and copy Borrowers' respective books and records and Borrower's Collateral and Co-Borrower's Collateral (the "Audits"). Coast shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Coast shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The Audits shall be conducted every ninety (90) days at Borrowers' expense and the charge for the Audits shall be $750 per person per day (or such higher amount as shall represent Coast's then current standard charge for the same), plus reasonable out of pocket expenses. Borrowers will not enter into any agreement with any accounting firm, service bureau or third party to store Borrowers' books or records at any location other than Borrowers' Address, without first notifying Coast of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Coast the same rights with respect to access to books and records and related rights as Coast has under this Loan Agreement.

    5.5 NEGATIVE COVENANTS. Borrowers shall not, without Coast's prior written consent, do any of the following:
    (i) merge or consolidate with another corporation or entity, except in a transaction in which (A) the shareholders of the Borrowers hold at least 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, and (B) one of the Borrowers is the surviving corporation;
    (ii) acquire any assets, except (A) in the ordinary course of business, or
(B) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of $100,000;
    (iii) enter into any other transaction outside the ordinary course of business;
    (iv) sell or transfer any of Borrower's Collateral and/or Co-Borrower's Collateral except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;
    (v) store any Inventory or other of Borrower's Collateral and/or Co-Borrower's Collateral with any warehouseman or other third party except as expressly permitted in Exhibit A;
    (vi) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis; except as permitted by the existing contract with Schering-Plough
    (vii) make any loans of any money or other assets, except (A) advances to customers or suppliers in the ordinary course of business, (B) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (C) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower or Co-Borrower;
    (viii) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower and/or Co-Borrower or on the prospect of repayment of the Joint Obligations;
    (ix) guarantee or otherwise become liable with respect to the obligations of another party or entity in excess of an amount totaling more than $50,000 in the aggregate;

     (x) pay or declare any dividends on Borrower's or Co-Borrower's stock (except for dividends payable solely in stock of Borrower or Co-Borrower);

     (xi) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's or Co-Borrower's stock, except that Borrowers may repurchase stock owned by employees, directors and consultants pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with the Borrower and/or Co-Borrower, for an aggregate purchase price not to exceed $100,000 in any fiscal year;

     (xii) make any change in Borrower's and/or Co-Borrower's capital structure which would have a material adverse effect on Borrowers or on the prospect of repayment of the Joint Obligations; or

     (xiii) dissolve or elect to dissolve.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

     5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Coast with respect to any of Borrower's Collateral and/or Co-Borrower's Collateral or relating to Borrower and/or Co-Borrower, Borrower and Co-Borrower shall, without expense to Coast, make available, their respective officers, employees and agents, and their respective books and records, to the extent that Coast may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

     5.7 INDEMNITY. Borrowers hereby agree to indemnify Coast and hold Coast harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Coast may sustain or incur based upon or arising out of any of the Joint Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrowers or their respective employees, any relationship or agreement between Coast and Borrowers, any actual or alleged failure of Coast to comply with any writ of attachment or other legal process relating to Borrowers or any of their property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Coast relating to Borrowers or the Joint Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Coast). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

     5.8 FURTHER ASSURANCES. Borrowers agree, at their expense, on request by Coast, to execute all documents and take all actions, as Coast, may deem reasonably necessary or useful in order to perfect and maintain Coast's perfected security interest in Borrower's Collateral and Co-Borrower's Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

6. TERM.

     6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the "Maturity Date"); provided that the Maturity Date shall automatically be extended, and this Agreement shall automatically and continuously renew, for successive additional terms of one year each, unless one party gives written notice to the other, not less than forty-five days prior to the next Maturity Date, that such party elects to terminate this Agreement effective on the next Maturity Date.

     6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrowers, effective three Business Days after written notice of termination by both Borrower and Co-Borrower is given to Coast; or (ii) by Coast at any time after the occurrence of an Event of Default, without notice, effective immediately. If this Agreement is terminated by Borrowers or by Coast under this Section 6.2, Borrowers shall pay to Coast a termination fee (the "Early Termination Fee") in the amount shown on the Schedule except in the event this Agreement is terminated by Coast pursuant to Section 7.1(q) or 7.1(r). The Early Termination Fee shall be due and payable on the effective date of termination and thereafter shall bear interest at a rate equal to the rate applicable to the Receivable Loans.

     6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrowers shall pay and perform in full all Joint Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Joint Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding Letters of Credit issued by Coast or issued by another institution based upon an application, guarantee, indemnity or similar agreement on the part of Coast, then on such date Borrowers shall provide to Coast cash collateral in an amount equal to the face amount of all such Letters of Credit plus all interest, fees and cost due or to become due in connection therewith, to secure all of the Obligations relating to said
Letter of Credit, pursuant to Coast's then standard form cash pledge collateral agreement. Notwithstanding any termination of this Agreement, all of Coast's security interests in all of the Borrower's Collateral and Co-Borrower's Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Joint Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Coast, Coast may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Coast, nor shall any such termination relieve Borrowers of any Joint Obligation to Coast, until all of the Joint Obligations have been paid and performed in full. Upon payment and performance in full of all the Joint Obligations and termination of this Agreement, Coast shall promptly deliver to Borrowers termination statements, requests for reconveyances and such other documents as may be required to fully terminate Coast's security interests.

7. EVENTS OF DEFAULT AND REMEDIES.

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrowers shall give Coast immediate written notice thereof: (a) Any material warranty, representation, statement, report or certificate made or delivered to Coast by Borrower and/or Co-Borrower or any of Borrower's and/or Co-Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect; or (b) Borrower and/or Co-Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or (c) the total Loans and other Joint Obligations outstanding at any time shall exceed the Credit Limit; or (d) Borrowers shall fail to deliver the proceeds of Borrower's Collateral and/or Co-Borrower's Collateral to Coast as provided in Section 4.5 above, or shall fail to give Coast access to their respective books and records or Borrower's Collateral and/or Co-Borrower's Collateral as provided in Section 5.4 above, or shall breach any negative covenant set forth in Section 5.5 above; or (e) Borrowers shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Joint Obligation which by its nature cannot be cured; or (f) Borrowers shall fail to perform any other non-monetary Joint Obligation, which failure is not cured within fifteen (15) Business Days after the date due; or (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of Borrower's Collateral and/or Co-Borrower's Collateral which is not cured within ten (10) days after the occurrence of the same; or (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or (i) Borrowers breach any material contract or obligation, which has or may reasonably be expected to have a material adverse effect on Borrower's or Co-Borrower's business or financial condition; or (j) Dissolution, termination of existence, insolvency or business failure of either Borrower or Co-Borrower; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower and/or Co-Borrower under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (k) the commencement of any proceeding against Borrower and/or Co-Borrower or any guarantor of any of the Joint Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within thirty (30) days after the date commenced; or (l) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Joint Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Joint Obligations under any bankruptcy or insolvency law; or (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Joint Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (n) Borrower and/or Co-Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Joint Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or (o) any person or two or more persons acting in concert shall have acquired after the date of this Agreement, beneficial ownership of 25% or more of the outstanding voting stock of Borrower and/or Co-Borrower and the power to elect a majority of Borrower's and/or Co-Borrower's board of directors without the prior written consent of Coast; or (p) Borrower and/or Co-Borrower shall generally not pay its debts as they become due, or Borrower and/or Co-Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (q) there shall be a material adverse change in Borrower's and/or Co-Borrower's business or financial condition. Coast may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred.

     7.2 REMEDIES. Upon the occurrence, and during the continuance, of any Event of Default, Coast, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrowers), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower and Co-Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Joint Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Joint Obligation; (c) Take possession of any or all of the Borrower's Collateral and/or Co-Borrower's Collateral wherever it may be found, and for that purpose Borrowers hereby authorize Coast without judicial process to enter onto any of Borrowers' premises without interference to search for, take possession of, keep, store, or remove any of the Borrower's Collateral and/or Co-Borrower's Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Coast deems it reasonably necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Coast seek to take possession of any of the Borrower's Collateral and/or Co-Borrower's Collateral by Court process, Borrower and Co-Borrower hereby irrevocably waive: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Coast retain possession of, and not dispose of, any of Borrower's Collateral and/or Co-Borrower's Collateral until after trial or final judgment; (d) Require Borrowers to assemble any or all of Borrower's Collateral and/or Co-Borrower's Collateral and make it available to Coast at places designated by Coast which are reasonably convenient to Coast and Borrowers, and to remove the Borrower's Collateral and/or Co-Borrower's Collateral to such locations as Coast may deem advisable; (e) Complete the processing, manufacturing or repair of any of Borrower's Collateral and/or Co-Borrower's Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Coast shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge; (f) Sell, lease or otherwise dispose of any of Borrower's Collateral and/or Co-Borrower's Collateral, in its condition at the time Coast obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale (Coast shall have the right to conduct such disposition on Borrowers' premises without charge, for such time or times as Coast deems reasonable, or on Coast's premises, or elsewhere and the Collateral need not be located at the place of disposition; further, Coast may directly or through any affiliated company purchase or lease any of Borrower's Collateral and/or Co-Borrower's Collateral at any such public disposition, and if permissible under applicable law, at any private disposition and sale or other disposition of Borrower's Collateral and/or Co-Borrower's Collateral shall not relieve Borrowers of any liability Borrowers may have if any of Borrower's Collateral and/or Co-Borrower's Collateral is defective as to title or physical condition or otherwise at the time of sale); (g) Demand payment of, and collect any Receivables and General Intangibles comprising Borrower's Collateral and/or Co-Borrower's Collateral and, in connection therewith, Borrowers irrevocably authorize Coast to endorse or sign Borrower's and/or Co-Borrower's names on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrowers and remove therefrom payments made with respect to any item of Borrower's Collateral and/or Co-Borrower's Collateral or proceeds thereof, and, in Coast's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; (h) Offset against any sums in any of Borrowers' general, special or other Deposit Accounts with Coast; and (i) Demand and receive possession of any of Borrowers' respective federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Coast with respect to the foregoing shall be due from the Borrowers to Coast on demand. Coast may charge the same to Borrowers' Joint Loan Account, and the same shall thereafter bear interest at the same rate as is applicable to the Receivable Loans. Without limiting any of Coast's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Joint Obligations shall be increased by an additional three percent per annum.

     7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrowers and Coast agree that a sale or other disposition (collectively, "sale") of any of Borrower's Collateral and/or Co-Borrower's Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrowers at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Coast, with or without Borrower's Collateral and/or Co-Borrower's Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required;
(vi) With respect to any sale of any of Borrower's Collateral and/or Co-Borrower's Collateral, Coast may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrowers any and all information concerning the same. Coast shall be free to employ other methods of noticing and selling Borrower's Collateral and/or Co-Borrower's Collateral, in its discretion, if they are commercially reasonable.

     7.4 POWER OF ATTORNEY. Upon the occurrence, and during the continuance, of any Event of Default, without limiting Coast's other rights and remedies, Borrower and Co-Borrower grant to Coast an irrevocable power of attorney coupled with an interest, authorizing and permitting Coast (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrowers, and at Borrowers' expense, to do any or all of the following, in Borrower's and/or Co-Borrower's name or otherwise, but Coast agrees to exercise the following powers in a commercially reasonable manner: (a) Execute on behalf of Borrower and/or Co-Borrower any documents that Coast may, in its sole discretion, deem advisable in order to perfect and maintain Coast's security interest in the Collateral, or in order to exercise a right of Borrower and/or Co-Borrower or Coast, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower and/or Co-Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which this part of Coast's Collateral or in which Coast has an interest; (c) Execute on behalf of Borrower and/or Co-Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Borrower's Collateral and/or Co-Borrower's Collateral; endorse the name of Borrower and/or Co-Borrower upon any instruments, or documents, evidence of payment or Borrower's Collateral and/or Co-Borrower's Collateral that may come into Coast's possession; (e) Endorse all checks and other forms of remittances received by Coast; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of Borrower's Collateral and/or Co-Borrower's Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (h) Pay any sums required on account of Borrower's and/or Co-Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of Borrower's Collateral and/or Co-Borrower's Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower and/or Co-Borrower to give Coast the same rights of access and other rights with respect thereto as Coast has under this Agreement; and (k) Take any action or pay any sum required of Borrower and/or Co-Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast with respect to the foregoing shall be added to and become part of the Joint Obligations, and shall be payable on demand. Coast may charge the foregoing to Borrowers' Joint Loan Account and the foregoing shall thereafter bear interest at the same rate applicable to the Receivable Loans. In no event shall Coast's rights under the foregoing power of attorney or any of Coast's other rights under this Agreement be deemed to indicate that Coast is in control of the business, management or properties of Borrower and/or Co-Borrower.

     7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale of Borrower's Collateral and/or Co-Borrower's shall be applied by Coast first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Coast in the exercise of its rights under this Agreement, second to the interest due upon any of the Joint Obligations, and third to the principal of the Joint Obligations, in such order as Coast shall determine in its sole discretion. Any surplus shall be paid to Borrowers or other persons legally entitled thereto; Borrowers shall remain liable to Coast for any deficiency. If, Coast, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Borrower's Collateral and/or Co-Borrower's Collateral, Coast shall have the option, exercisable at any time, in its sole discretion, of either reducing the Joint Obligations by the principal amount of purchase price or deferring the reduction of the Joint Obligations until the actual receipt by Coast of the cash therefor.

     7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Coast shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Coast and Borrower and/or Co-Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Coast of one or more of its rights or remedies shall not be deemed an election, nor bar Coast from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Coast to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Joint Obligations have been fully paid and performed.

8. Definitions. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:
     "ACCOUNT DEBTOR" means the obligor on a Receivable.
     "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.
     "BUSINESS DAY" means a day on which Coast is open for business.
     "CODE" means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.
     "BORROWER'S COLLATERAL AND CO-BORROWER'S COLLATERAL" has the meaning set forth in Section 2.1 above.
     "CONSOLIDATED TANGIBLE NET WORTH" means Borrowers' shareholders' combined equity plus debt subordination to Coast less goodwill, patents, trademarks, copyrights, franchises, formulas, leaseholds, non-compete agreements, engineering plans, deferred tax benefits, organization costs, start-up costs and any other intangibles as defined by generally accepted accounting principles, all stated on a consolidated basis.
     "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.
     "DEPOSIT ACCOUNT" has the meaning set forth in Section 9105 of the Code. "DILUTION" means all non-cash reductions, including but not limited to credit memos, discounts, journal entries and advertising allowances, in the total amount of Receivables, expressed as a percentage of Receivables.
     "ELIGIBLE INVENTORY" means Inventory which Coast, in its sole judgment, deems eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Coast's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of raw materials, work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Coast's duly perfected, first priority security interest; and (vi) is situated at one of the locations set forth on the Schedule.
     "ELIGIBLE RECEIVABLES" means Receivables arising in the ordinary course of Borrower's or Co-Borrower's business from the sale of goods or rendition of services, which Coast, in its good faith business judgment, shall deem eligible for borrowing, based on such considerations as Coast may from time to time deem appropriate, including acceptable credit checks. Receivables which do not meet the following requirements will not be deemed Eligible
Receivables: Receivables which are (i) more than ninety (90) days past invoice date; (ii) foreign Receivables, unless, and subject to Coast's discretion: (a) the foreign Receivable is insured by a Foreign Credit Insurance Association ("FCIA") policy acceptable to Coast or by an alternative insurer and policy acceptable to Coast, (b) the foreign Receivable is secured by a letter of credit, (c) the foreign Receivable originates from a large foreign company with whom Borrower or Co-Borrower has a verifiable credit history, (d) the foreign Receivable originates from a company with a minimum 3A2 D&B rating acceptable to Coast, or (e) the foreign Receivable originates from a wholly-owned subsidiary of a United States company; and (iii) United States Federal Government Receivables, unless perfected and supported by documentation acceptable to Coast.
     "EQUIPMENT" means all of Borrower's and Co-Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's and Co-Borrower's operations or owned by Borrower and Co-Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.
     "EVENT OF DEFAULT" means any of the events set forth in Section 7.1 of this Agreement.
     "GENERAL INTANGIBLES" means all general intangibles of Borrower or Co-Borrower, whether now owned or hereafter created or acquired by Borrower or Co-Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrowers against Coast, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrowers, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).
     "INVENTORY" means all of Borrower's and Co-Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's and/or Co-Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.
     "INVESTMENT PROPERTY" AS DEFINED IN THE CODE.
     "MAXIMUM DOLLAR AMOUNT" has the meaning set forth in Section 1 of the Schedule.
     "JOINT OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower and Co-Borrower to Coast, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Coast in Borrower's and/or Co-Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower and/or Co-Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and/or Co-Borrower and Coast.
     "PERMITTED LIENS" means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes not yet payable; (iv) additional security interests and liens consented to in writing by Coast, which consent shall not be unreasonably withheld; (v) security interests being terminated substantially concurrently with this Agreement; (vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent; (vii) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (viii) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods. Coast will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Coast's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Coast, and agree not to take any action to enforce its subordinate security interest so long as any Joint Obligations remain outstanding, and that Borrowers agree that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.
     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.
     "RECEIVABLES" means all of Borrower's and Co-Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents and all other forms of obligations at any time owing to Borrowers, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrowers, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.
     OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.   GENERAL PROVISIONS.

     9.1 INTEREST COMPUTATION. In computing interest on the Joint
Obligations, all checks, wire transfers and other items of payment received by Coast

(including proceeds of Receivables and payment of the Joint Obligations in full) shall be deemed applied by Coast on account of the Joint Obligations two Business Days after receipt by Coast of immediately available funds, and, for the purposes of the foregoing, any such funds received after 10:30 AM on any day shall be deemed received on the next Business Day. Coast shall not, however, be required to credit Borrowers' Joint Loan Account for the amount of any item of payment which is unsatisfactory to Coast in its sole discretion, and Coast may charge Borrowers' joint loan account for the amount of any item of payment which is returned to Coast unpaid.

    9.2 APPLICATION OF PAYMENTS. All payments with respect to the Joint Obligations may be applied, and in Coast's sole discretion reversed and re-applied, to the Joint Obligations, in such order and manner as Coast shall determine in its sole discretion.

    9.3 CHARGES TO ACCOUNTS. Coast may, in its discretion, require that Borrowers pay monetary Joint Obligations in cash to Coast, or charge them to Borrowers' Joint Loan Account, in which event they will bear interest at the same rate applicable to the Loans. Coast may also, in its discretion, charge any monetary Joint Obligations to either or both of Borrower's and/or Co-Borrower's Deposit Accounts maintained with Coast.

    9.4 MONTHLY ACCOUNTINGS. Coast shall provide Borrowers monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrowers and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Coast), unless Borrower and/or Co-Borrower notifies Coast in writing to the contrary within thirty days after each account is rendered, describing the nature of any alleged errors or omissions.

    9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Coast or Borrowers at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party. Notices to Coast shall be directed to the Commercial Finance Division, to the attention of the Division Manager or the Division Credit Manager. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid.

    9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

    9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrowers and Coast and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

    9.8 WAIVERS. The failure of Coast at any time or times to require Borrowers to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrowers and Coast shall not waive or diminish any right of Coast later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and/or Co-Borrower and delivered to Coast shall be deemed to have been waived by any act or knowledge of Coast or its agents or employees, but only by a specific written waiver signed by an authorized officer of Coast and delivered to Borrowers. Borrowers waive demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Coast on which Borrower and/or Co-Borrower is or may in any way be liable, and notice of any action taken by Coast, unless expressly required by this Agreement.

    9.9 NO LIABILITY FOR ORDINARY NEGLIGENCE. Neither Coast, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrowers or any other party through the ordinary negligence of Coast, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing Coast, but nothing herein shall relieve Coast from liability for its own gross negligence or willful misconduct.

    9.10 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrowers and duly authorized officer of Coast.

    9.11 TIME OF ESSENCE. Time is of the essence in the performance by Borrowers of each and every obligation under this Agreement.

    9.12 ATTORNEYS FEES, COSTS AND CHARGES. Borrowers shall reimburse Coast for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Coast, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Coast incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrowers; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrowers' respective books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Coast's security interest in, the Borrower's Collateral and/or Co-Borrower's Collateral; and otherwise represent Coast in any litigation relating to Borrower and/or Co-Borrower. If either Coast or Borrower and/or Co-Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrowers shall also pay Coast's standard charges for returned checks and for wire transfers, in effect from time to time. All attorneys' fees, costs and charges to which Coast may be entitled pursuant to this Paragraph may be charged by Coast to Borrower's joint loan account and shall thereafter bear interest at the same rate as the Receivable Loans.

    9.13 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and/or Co-Borrower and Coast; provided, however, that Borrower and/or Co-Borrower shall not assign or transfer any of their rights under this Agreement without the prior written consent of Coast, and any prohibited assignment shall be void. No consent by Coast to any assignment shall release Borrower and/or Co-Borrower from their liability for the Joint Obligations.

    9.14 PUBLICITY. Coast is hereby authorized, at its expense, to issue appropriate press releases and to cause a tombstone to be published announcing the consummation of this transaction and the aggregate amount thereof.

    9.15 JOINT AND SEVERAL LIABILITY. Borrowers' liability shall be joint and several, and the compromise of any claim with, or the release of, Borrower or Co-Borrower shall not constitute a compromise with, or a release of, any other Borrower or Co-Borrower.

    9.16 LIMITATION OF ACTIONS. Any claim or cause of action by Borrower and/or Co-Borrower against Coast, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other present or future document or agreement, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, occurred, done, omitted or suffered to be done by Coast, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by Borrower and/or Co-Borrower by the commencement of an action or proceeding in a court of competent jurisdiction by the filing of a complaint within one year after the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, and the service of a summons and complaint on an officer of Coast, or on any other person authorized to accept service on behalf of Coast, within thirty
(30) days thereafter. Borrowers agree that such one-year period is a reasonable and sufficient time for Borrower and/or Co-Borrower to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of Coast in its sole discretion. This provision shall survive any termination of this Agreement or any other present or future agreement.

    9.17 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrowers and Coast acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Coast or Borrowers under any rule of construction or otherwise.

    9.18 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Coast and Borrowers shall be governed by the laws of the State of California.

As a material part of the consideration to Coast to enter into this Agreement, Borrowers (i) agree that all actions and proceedings relating directly or indirectly to this Agreement shall, at Coast's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County; (ii) consent to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waive any and all rights Borrower and/or Co-Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

    9.19 MUTUAL WAIVER OF JURY TRIAL. BORROWERS AND COAST EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN COAST AND BORROWER AND/OR CO-BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF COAST OR BORROWERS OF ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH COAST OR BORROWERS, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.


BORROWER:
    DESTRON FEARING CORPORATION



    BY  /s/ Randolph K. Geissler
      ---------------------------------
              RANDOLPH K. GEISSLER
    TITLE:    PRESIDENT AND
              CHIEF EXECUTIVE OFFICER


CO-BORROWER:
    FEARING MANUFACTURING, CO., INC.



    BY  /s/ Randolph K. Geissler
      ---------------------------------
              RANDOLPH K. GEISSLER
    TITLE:    PRESIDENT AND
              CHIEF EXECUTIVE OFFICER


COAST:
    COAST BUSINESS CREDIT-Registered Trademark-,
    A DIVISION OF SOUTHERN PACIFIC THRIFT & LOAN
    ASSOCIATION



    BY  /s/ Robert D. Peters
      ---------------------------------
              ROBERT D. PETERS
    TITLE:    VICE PRESIDENT

COAST

                           SCHEDULE
                              TO
                   LOAN AND SECURITY AGREEMENT

BORROWER:       DESTRON FEARING CORPORATION
CO-BORROWER:    FEARING MANUFACTURING CO., INC.
ADDRESS:        490 VILLAUME AVENUE
                SOUTH ST. PAUL, MN 55075

DATE:           JUNE 25, 1997

This Schedule forms an integral part of the Loan and Security Agreement between Coast Business Credit-Registered Trademark-, a division of Southern Pacific Thrift & Loan Association, and the above-borrowers of even date.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

1. CREDIT LIMIT

     (Section 1.1):  Loans in a total amount at any time outstanding not to exceed the lesser of a total of $3,000,000 at any one time outstanding (the "Maximum Dollar Amount"), or the sum of (a),(b) and (c) below:

                             (a) Loans (the "Receivable Loans") in an amount
                          not to exceed (i) 80% of the amount of Borrowers' Eligible Receivables (as defined in Section 8 above), with the exception that Coast may lend up to 95% of the amount of Borrowers' foreign Eligible Receivables that are backed by a Foreign Credit Insurance Association ("FCIA") policy acceptable to Coast or by an alternative insurer and policy acceptable to Coast, plus

                             (b) Loans (the "Inventory Loans") in an amount
                          not to exceed the lesser of the sum of:

                             Up to 40% of the value of Eligible Inventory

                          (as defined in Section 8 above) for Fearing
                          Manufacturing Co., Inc., consisting of finished goods and purchased material and calculated at the lower of cost or market value and determined on a first-in, first-out basis and up to 35% of the value of Eligible Inventory for Destron Fearing Corporation, consisting of finished goods and calculated at the lower of cost or market value and determined on a first-in, first-out basis, or

                             $1,500,000; plus

                             (c) Letter of Credit Sublimit (Section 1.4) of
                          $1,000,000 as needed with a 100% reserve for amounts available for drawing under Standby Letters of Credit and Documentary Letters of Credit.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

2. INTEREST
    INTEREST RATE
     (Section 1.2):  A rate equal to the "Prime Rate" plus 1.75% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month, but in no event shall the rate of interest charged on any Loans in any month be less than 8% per annum. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

         MINIMUM MONTHLY
         INTEREST (Section 1.2):  An amount equal to 3/4% per annum of the average monthly unused portion of the Credit
                                  Limit payable monthly.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

3.  FEES (Section 1.3):

         ORIGINATION FEE:         1 1/4% of the Maximum Dollar Amount payable
                                  concurrently herewith and 3/4% of the Maximum
                                  Dollar Amount on the one year anniversary date of the Agreement.

         FACILITY FEE:            $4,000, per quarter, payable in advance (pro
                                  rated for any partial quarter at the
                                  beginning of the term of this Agreement).

         LETTER OF CREDIT FEES:   1/4% per month for Standby Letters of Credit
                                  and Documentary Letters of Credit, plus all bank charges and fees.

         RENEWAL FEE:             1/2% of the Maximum Dollar Amount commencing
                                  with any renewal after two years from the date of this Agreement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

4.  MATURITY DATE
         (Section 6.1):           June 30, 1999, subject to automatic renewal
                                  as provided in Section 6.1 above, and early termination as provided in Section 6.2 above.

         EARLY TERMINATION
         FEE (Section 6.2):       A termination fee of 3% of the Maximum Dollar
                                  Amount for the first year of the Agreement;
                                  2% of the Maximum Dollar Amount for the first six months of the second year of the Agreement; and 1% of the Maximum Dollar
                                  Amount for the last six months of the second year of the Agreement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
5.  REPORTING
         (Section 5.3):

                                  Borrower shall provide Coast with the
                                  following:

                                  1.   Monthly Receivable agings, aged by
                                       invoice date, within ten days after the
                                       end of each month.

                                  2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers within ten days after the end of each month.

                                  3.   Monthly perpetual inventory reports for
                                       the Inventory valued on a first-in,
                                       first-out basis at the lower of cost or
                                       market (in accordance with generally
                                       accepted accounting principles) or such
                                       other inventory reports as are
                                       reasonably requested by Coast, all
                                       within ten days after the end of each
                                       month.

                                  4.   Monthly schedule of all inventory
                                       located off-site both domestically and
                                       overseas by product and dollar value.

                                  5.   Monthly unaudited financial statements,
                                       as soon as available, and in any event
                                       within thirty days after the end of each month.

                                  6. Quarterly unaudited financial statements and 10Q's, as soon as available and in any event within forty-five days after the end of each fiscal quarter of Borrower.

                                  7.   Quarterly customer lists, including
                                       customer name, address, and phone
                                       number.

                                  8.   Annual Certified Public Accountant
                                       audited consolidated and consolidating
                                       financial statements and 10K's, as soon
                                       as available and in any event within 90
                                       days following the end of Borrower's
                                       fiscal year, certified by independent
                                       certified public accountants acceptable
                                       to Coast
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

6.  BORROWER INFORMATION:

         PRIOR NAMES OF
         BORROWERS
         (Section 3.2):                Destron/IDI, Inc.
                                       Destron Technologies, Inc.
                                       International Destron Technologies, Inc.

PRIOR TRADE
NAMES OF BORROWERS
(Section 3.2):           None

EXISTING TRADE
NAMES OF BORROWERS       Destron Fearing Corporation
(Section 3.2):           Fearing Manufacturing Company

                         Destron Technologies Limited

OTHER LOCATIONS AND
ADDRESSES (Section 3.3): None.

MATERIAL ADVERSE
LITIGATION
(Section 3.10):          TRACENET TECHNOLOGIES, INC., ET
                         AL. VS. DESTRON-FEARING CORP., ET AL.; false advertising and patent infringement matter; filed
                         United States District Court, District of Minnesota.

------------------------------------------------------------------------------
------------------------------------------------------------------------------

7. OTHER PROVISIONS
     (Section 5.1):

                       (1) No accounts payable over 90
                           days past due at date of funding;

                       (2) All taxes to be paid and
                           current at funding;

                       (3) Remaining minimum loan availability of $300,000
                           at time of funding, after taking into account all disbursements, including Coast's fees, that are payable at funding;

                       (4) Borrowers, other than in the normal course of
                           business, will not, during the term of this Agreement, make any payments or transfers of money, property, rights or assets of any kind or nature (including without limitation sales, loans, repayment of loans, capital contributions, purchases, loans, compensation arrangements, consulting fees, management fees, licenses or any other transaction of any kind or nature) to any Affiliates' of Borrowers without the prior written consent of Coast;

                       (5) Landlord Waivers in a form acceptable to Coast at
                           funding;

                       (6) Perfected security interest on all Borrowers'
                           assets at time of funding including accounts receivables, inventory, equipment, patents, trademarks and general intangibles at funding;

                       (7) An ongoing minimum Consolidated Tangible Net Worth
                           of $3,000,000;

                       (8) Prior to funding, terms and conditions of
                           Borrower's debt owed to Hughes Microelectronics Europa Espana S.A. or its successor are to be reviewed and accepted by Coast; and

                       (9) Within 90 days from funding, Borrower is to reduce
                           the Inventory held by Hughes Microelectronics Europa Espana S.A. to a dollar amount reasonably acceptable to Coast.

Borrower:                         Coast:
 DESTRON FEARING CORPORATION      COAST BUSINESS CREDIT-Registered
                                  Trademark-, a division of Southern Pacific
                                  Thrift & Loan Association

By /s/ Randolph K. Geissler       By /s/ Robert D. Peters
  ---------------------------     ------------------------------------
   Randolph K. Geissler              Robert D. Peters
Title: President and Chief        Title: Vice President
       Executive Officer

Co-Borrower:
FEARING MANUFACTURING CO., INC.

By /s/ Randolph K. Geissler
  ---------------------------
   Randolph K. Geissler
Title: President and Chief
       Executive Officer